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                                                                    EXHIBIT 99.1


                                   FOCAL, INC.

              THIS PROXY IS SOLICITED BY BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 28, 2001
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FOCAL, INC.                                                               PROXY
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The undersigned hereby appoints Ronald S. Rudowsky and Harry R. Trout III, and each of them acting singly, the attorneys in fact, agents and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock, $0.01 par value, of Focal, Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on June 28, 2001 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any and all adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the notice of the Special Meeting of Stockholders and the proxy statement/prospectus related to such meeting and revokes any proxy heretofore given with respect to such shares.

WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
               CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

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/X/      Please mark votes
         as in this example.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 1

     1. On the proposal to adopt the Agreement and Plan of Merger dated as of April 25, 2000, by and among Focal, Inc., Genzyme Corporation and Sammy Merger Corp., a wholly-owned subsidiary of Genzyme, and the transactions contemplated thereby, including the merger of Sammy Merger Corp. with and into the Company, pursuant to which the Company would become a wholly owned subsidiary of Genzyme, all as described in the accompanying proxy statement/prospectus.

         / / FOR              / / AGAINST           / / ABSTAIN

     In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.

     Please date and sign this proxy exactly as your name(s) appear(s) on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature                                         Date
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Signature                                         Date
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                (if held jointly)

                 Please Detach and Mail in the Envelope Provided